FORM  8-K



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549



CURRENT REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:  August 27, 1997



Commission File No. 0-10585



                     Mid Am, Inc.
(Exact Name of Registrant as Specified in its Charter)



               Ohio                       34-1580978
(State of Other Jurisdiction of          (IRS Employer
 Incorporation or Organization)      Identification Number)



221 South Church Street, Bowling Green, Ohio         43402
(Address of Principal Executive Office)            (Zip Code)



        (419) 327-6300
(Registrant's Telephone Number)





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ITEM 5:   OTHER EVENTS


Mid Am, Inc. (the "Registrant") and its subsidiary MFI
Investments Corp. ("MFI") have prevailed in the previously disclosed securities arbitration.

On August 26, 1997, the NASD Office of Dispute Resolution issued its Award in the matter of Arbitration between MFI and Montserat LL. Izquierdo, Mount Regent Ltd., Tamara Investments Ltd. and Eduardo Mata Productions, Pension Plan (the "Claimants") (NASD Arbitration number 95-05733).

The panel of NASD arbitrators denied, with prejudice, all claims and allegations of the Claimants in their entirety.

Mid Am, Inc. has previously described the specific allegations in the pending arbitration in Part II, Item 1 of various Reports filed in 1996 and 1997 under the Securities Exchange Act of 1934 and in the footnotes to its audited financial statements.

SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MID AM, INC.
Registrant







W. Granger Souder
Executive Vice President / General Counsel



Date:  August 27, 1997